UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2005

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2400 Lincoln Ave., Altadena, California		91001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-296-6310

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 31, 2005, VIASPACE Inc. (the "Company") announced that its subsidiary Arroyo Sciences, Inc. has entered into a strategic collaboration agreement with ViaLogy Corp. to develop and commercialize instruments to detect concealed improvised explosive devices (IED) worn by suicide bombers and other concealed weapons. This application is directed at homeland security and defense markets. Another application is to detect pilfered industrial items and other contraband concealed under a person's clothing.

ViaLogy Corp., a privately held company, was founded in 1999 by ViaSpace Technologies LLC ("VST"). VST merged into the Company effective June 22, 2005. Former interest holders of VST, including Dr. Carl Kukkonen, CEO of the Company, and Amjad Abdallat, Vice President of the Company are shareholders of ViaLogy Corp. In addition, Dr. Sandeep Gulati, a director of the Company, is a shareholder, officer and director of ViaLogy Corp.

A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

99.1 Press Release dated August 31, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

September 6, 2005	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 31, 2005